UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2023

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial and Principal Accounting Officer

On July 25, 2023, the Board of Directors (the “Board”) of Janel Corporation (the “Company”) appointed Edward S. Riley, age 50, as Executive Vice President and Chief Financial Officer, effective as of August 28, 2023 (the “Effective Date”). From October 2010 to August 2023, Mr. Riley served in roles with increasing responsibility at IDEX Corporation, a NYSE listed diversified industrial holding company. Over his career at IDEX Corporation, Mr. Riley had responsibility for several corporate and operating finance functions including serving as a controller and CFO for a number of business units and a lead group controller for the company. Prior to joining IDEX Corporation, Mr. Riley spent three years as an accountant with a Baltimore-based regional accounting firm, and 13 years in various other industrial public company finance positions. Mr. Riley received a Bachelor of Science degree in Accounting from University of Maryland’s Robert H. Smith School of Business in 1994, and a Master of Business Administration (MBA) degree from Loyola University’s Sellinger School of Business in 2002. Mr. Riley has been a certified public accountant since 1996.

Under the terms of Mr. Riley’s employment agreement, he will receive an annual base salary of $300,000, subject to annual review, plus standard employee benefits. Mr. Riley is also eligible to receive annual cash performance bonuses in the discretion of management based upon a variety of qualitative and quantitative factors as determined annually in the sole and absolute discretion of the Board or its Compensation Committee, which will be no less than 25% and up to 50% of Mr. Riley’s annual base salary. In addition, Mr. Riley will be issued 3,000 restricted shares of the Company’s common stock on the Effective Date that will vest over time.  Mr. Riley is also eligible to receive an annual issuance of restricted stock equivalent in value up to 40% of the annual base compensation that will vest over time. Mr. Riley will also be eligible to participate in the Company’s other equity award programs. Mr. Riley’s employment may be terminated by either party at any time. Depending on the circumstances of termination, Mr. Riley may be entitled to receive post-termination compensation from the Company.

The foregoing description of the terms of Mr. Riley’s employment agreement is qualified in its entirety by reference to the agreement, which will be included in the Company’s periodic filings pursuant to the Securities Exchange Act of 1934, as amended.

There is no arrangement or understanding between Mr. Riley and any other person pursuant to which Mr. Riley was selected as Executive Vice President and Chief Financial Officer, and there are no family relationships between Mr. Riley and any of the Company’s directors or executive officers. There have been no transactions involving Mr. Riley that would be required to be disclosed by Item 404(a) of Regulation S-K.

Resignation of Principal Financial and Accounting Officer

In connection with the appointment of Mr. Riley, on July 25, 2023, Vincent A. Verde, who has served with distinction as the Company’s principal financial officer and principal accounting officer since 2018, tendered his resignation as the Principal Financial Officer of the Company, effective as of the Effective Date. Mr. Verde will continue to be employed by the Company in the role of Chief Accounting Officer following the Effective Date, after which time Mr. Riley will act as the Company’ principal financial officer and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: July 28, 2023	By:	/s/ Darren C. Seirer
Darren C. Seirer
Chairman, President and Chief Executive Officer